UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2007

Accredited Home Lenders Holding Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

N/A

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 4, 2007, Accredited Home Lenders Holding Co. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with LSF5 Accredited Investments, LLC (“Parent”), and LSF5 Accredited Merger Co., Inc. a wholly-owned subsidiary of Parent (“Purchaser” and, together with Parent, the “Buyer Parties”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the Purchaser will merge with and into the Company and the Company will continue as the surviving entity in the merger as a wholly-owned subsidiary of Parent.

On June 15, 2007 the Company and the Buyer Parties entered into the First Amendment to Agreement and Plan of Merger (the “First Amendment”). The First Amendment allows for the Merger to be completed on substantially the same terms but provides for a different treatment of Company Stock-Based Awards (defined in the Merger Agreement) granted under the Deferred Compensation Plan (defined in the First Amendment) such that such Company Stock-Based Awards shall be converted into cash in the amount of $15.10 for each Company Common Share (defined in the Merger Agreement) underlying such Company Stock-Based Award, such cash amount shall be deposited in the trust related to the Deferred Compensation Plan, and such cash amount and any subsequent earnings thereon shall vest and be distributed in accordance with the terms of the Deferred Compensation Plan. A copy of the First Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Notice to Investors

The tender offer for the outstanding common stock of Accredited referred to in this report has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Accredited common stock will be made pursuant to an offer to purchase and related materials that Parent intends to file with the U.S. Securities and Exchange Commission. At the time the offer is commenced, Parent will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and thereafter Accredited will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of Accredited. In addition, all of these materials (and all other materials filed by Accredited with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may obtain free copies of the documents filed with the U.S. Securities and Exchange Commission by Accredited at www.accredhome.com.

Forward Looking-Statements

This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Accredited stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Accredited’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by Accredited, as well as the tender offer documents to be filed by Parent and the Solicitation/Recommendation Statement to be filed by Accredited. All of the materials related to the offer (and all other offer documents filed with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the U.S. Securities and Exchange Commission by Accredited at www.accredhome.com. Accredited does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Item 9.01.	Financial Statements and Exhibits
(d)

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger, dated as of June 15, 2007, by and among Accredited Home Lenders Holding Co., LSF5 Accredited Investments, LLC, and LSF5 Accredited Merger Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Accredited Home Lenders Holding Co.

Dated: June 18, 2007	By:	/s/ James A. Konrath
James A. Konrath Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	First Amendment to Agreement and Plan of Merger, dated as of June 15, 2007, by and among Accredited Home Lenders Holding Co., LSF5 Accredited Investments, LLC, and LSF5 Accredited Merger Co., Inc.